FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 3, 2008

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 2, 2008, Humana Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and J.P. Morgan Securities Inc. as representatives of the several underwriters (together, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of its 7.20% Senior Notes due 2018 (the “2018 Senior Notes”) at a purchase price of 99.891% of the aggregate principal amount thereof and $250,000,000 aggregate principal amount of its 8.15% Senior Notes due 2038 (the “2038 Senior Notes” and, together with the 2018 Senior Notes, the “Senior Notes”) at a purchase price of 99.917% of the aggregate principal amount thereof, in accordance with the terms and conditions set forth in the Underwriting Agreement.

The sale of the Senior Notes has been registered with the Securities and Exchange Commission (the “Commission”) in a registration statement on Form S-3, File No. 333-132878 (the “Registration Statement”). The terms of the Senior Notes are described in the Company’s Prospectus dated March 31, 2006, as supplemented by a final Prospectus Supplement dated June 2, 2008, as filed with the Commission on June 3, 2008, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The closing of the sale of the Senior Notes is expected to occur on or about June 5, 2008, subject to customary closing conditions. The Company estimates that the net proceeds from the sale of the Senior Notes, after deducting the Underwriters’ discounts and commissions and estimated offering expenses, will be approximately $741.8 million.

The Underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, affiliates of certain of the Underwriters are lenders under our credit facility, and thus will receive a portion of the proceeds from the offering of the Senior Notes that are used to repay borrowings under the credit facility.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01.   Other Events.

The Company is also filing as Exhibit 12.1 the computation of its ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2007 and for the three months ended March 31, 2008, and the pro forma calculation of its ratio of earnings to fixed charges for the fiscal year ended December 31, 2007 and the three months ended March 31, 2008 after giving effect to the issuance of the Senior Notes and the use of the proceeds from this issuance.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2008, among the Company, Banc of America Securities LLC and J.P. Morgan Securities Inc. as representatives of the several Underwriters.

12.1	Historical and Pro Forma Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Kathleen Pellegrino
Kathleen Pellegrino Vice President and Acting General Counsel

Dated: June 3, 2008

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2008, among the Company, Banc of America Securities LLC and J.P. Morgan Securities Inc. as representatives of the several Underwriters.

12.1	Historical and Pro Forma Computation of Ratio of Earnings to Fixed Charges.